Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vitae Pharmaceuticals, Inc. 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of our report dated March 31, 2015, with respect to the financial statements of Vitae Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 1, 2015